Exhibit 10.36
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 27th day of May, 2022, by and among Jay Dyer (the “Executive”), BTH Bank, N.A., a national banking association (“BTH Bank”), and BT Holdings, Inc., a Texas corporation and the parent bank holding company for BTH Bank (“BTH”).
WHEREAS, BTH and Origin Bancorp, Inc. (“Origin”), a Louisiana corporation and the parent bank holding company for Origin Bank, a Louisiana state-chartered bank (“Origin Bank”), entered into an Agreement and Plan of Merger dated February 24, 2022 (the “Merger Agreement”) pursuant to which BTH will merge with and into Origin, with Origin surviving the merger (the “Merger”);
WHEREAS, immediately following the Merger, BTH and Origin intend for BTH Bank to merge with and into Origin Bank (the “Bank Merger”);
WHEREAS, Executive is a party to that certain Employment Agreement, dated October 3, 2013, with BTH Bank (the “Employment Agreement”);
WHEREAS, in connection with and subject to the consummation of the Bank Merger, Origin Bank will be substituted for BTH under the Employment Agreement, and Origin will be substituted for BTH;
WHEREAS, to ensure the continued commitment of Executive following the consummation of the Merger and the Bank Merger, the Executive and BTH Bank desire to amend the Employment Agreement to reflect the Executive’s position with Origin Bank beginning effective as of the date on which the Bank Merger occurs (the “Employment Date”), to specify a new employment term commencing on the Employment Date, and to reflect Origin Bank as the successor-in-interest to BTH Bank under the Employment Agreement;
NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and benefits set forth in this Amendment, the parties agree as follows:
1.Appointment. As of the Employment Date, the Executive shall be employed as Executive Vice President of Origin Bank and shall faithfully devote the Executive’s best efforts and the Executive’s primary focus to the Executive’s position(s) with Origin Bank. All references to the Executive’s position, title, and duties in the Employment Agreement shall be deemed updated to be consistent herewith.
2.Compensation. The Executive’s annual base salary on the Employment Date will be $400,000, appropriately prorated for a partial year. Origin Bank will periodically evaluate the Executive’s base salary for increases, but not decreases, during the term of the Employment Agreement. The Executive will also be eligible for such incentive compensation and other benefits as may be made available to similarly-situated officers of Origin Bank.
3.Duration. The Employment Agreement shall, unless earlier terminated as provided therein, expire and terminate by its own terms two (2) years after the Employment Date; provided, however, that commencing on the expiration of such two-year term and each anniversary thereafter, the Employment Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year each, unless either party elects to terminate the Employment Agreement by sending written notice to the other party of non-renewal at least thirty (30) days prior to the expiration of the then-current term. Both Origin Bank and the Executive acknowledge and agree that, upon expiration of the term of the Employment Agreement, the parties may agree to continue the employment relationship upon such terms as they may mutually agree. Both parties acknowledge and agree that, in the event the Employment Agreement does not renew, this Employment Agreement shall terminate automatically upon the expiration of the then current term without any additional liability or obligation on the part of either party, except as expressly provided herein. All references in the Employment Agreement to the term of employment thereunder shall refer to the term(s) provided hereinabove.

4.Substitution of Origin Bank; Change of Control. The parties acknowledge and agree that, by virtue of the Bank Merger, Origin Bank will be substituted as “the Bank” under the Employment Agreement and that the terms of Employment Agreement shall inure to the benefit of, and be fully enforceable by, Origin Bank. Additionally, the Executive may enforce the terms of the Employment Agreement against Origin Bank. All references in the Employment Agreement to “BHC” and “Bank” shall be replaced with “Origin” and “Origin Bank,” respectively. The parties further acknowledge that the Merger constitutes a Change of Control pursuant to the Employment Agreement.
5.Continuing Effect. Except as expressly provided by this Amendment, all of the terms, provisions, conditions, covenants, agreements, representations and warranties contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Employment Agreement are ratified and confirmed.
6.Multiple Counterparts. For the convenience of the parties hereto, this Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Amendment. A facsimile or email transmission of a signed .pdf counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear thereon.
7.Void Agreement. This Amendment terminates automatically, and is void and shall have no effect, in the event of and at the time of any termination of the Merger Agreement prior to consummation of the Merger.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

BTH BANK, N.A.

By: /s/ Lori Sirman

Name: Lori Sirman

Title: President

BT HOLDINGS, INC.

By: /s/ Lori Sirman

Name: Lori Sirman

Title: Vice Chairman

EXECUTIVE

/s/ Jay Dyer
Name: Jay Dyer
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